EXHIBIT 5.1

                    THE LAW OFFICES OF ADAM U. SHAIKH, CHTD.
                              7917 Autumn Gate Ave
                             Las Vegas, Nevada 89131
                               Phone: 702-296-3575
                             Facsimile: 702-549-2265

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September 29, 2005

Board of Directors
American Metal Technology Group
600 Wilshire Blvd., Suite 1253
Los Angeles, CA 90017

Gentlemen:

We have served as special counsel to American Metal Technology Group (the "Company" or "AMTG"), a Nevada corporation, in connection with its filing of a registration statement on Form SB-2, under the Securities Act of 1933, as amended, relating to the registration of certain securities .

This opinion is given in connection with the registration with the Securities and Exchange Commission of 3,365,576 shares of common stock to be registered pursuant to a dividend distribution to holders of Beijing Sande Technology (Holding) Co., Ltd, a PRC Corporation, and 841,394 shares of common stock to be registered pursuant to a dividend distribution to holders of Beijing Sande Shang Mao Co., Ltd, a PRC Corporation.

We have examined the registration statement, copies of the corporate instruments, certificates and other documents of AMTG, and interviewed representatives of AMTG to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photo static copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of AMTG.

Based on the foregoing, it is our opinion that when the registration statement shall have been declared effective by order of the Securities and Exchange Commission, the shares, including common stock issuable in accordance with the dividend distributions and/or sold by the selling shareholders as contemplated by the registration statement will be legally and validly issued, fully paid and non-assessable pursuant to Nevada law, including all applicable statutory provisions, applicable provisions of the Nevada constitution, and reported judicial decisions interpreting those laws, as of the date of this opinion.

The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusions as an exhibit accompanying such Registration Statement.


Very Truly yours,


/s/ Adam U. Shaikh, Esq.

Adam U. Shaikh, Esq.
The Law Offices of Adam U. Shaikh, Chtd.